                                                                     Exhibit 1.1


                                3,261,220 SHARES


                             THE TIMBERLAND COMPANY

                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE


                               PURCHASE AGREEMENT


                                  May 13, 2004

                                              May 13, 2004


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
4 World Financial Center
New York, New York 10080

Dear Sirs and Mesdames:

     The Selling Shareholders named in Schedule I hereto severally propose to sell an aggregate of 3,261,220 shares of Class A Common Stock, par value $.01 per share (the "SHARES"), of The Timberland Company, a Delaware corporation (the "COMPANY"), to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "UNDERWRITER"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus (the "BASE PROSPECTUS"), relating to the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the S-3 Registration Statement, including the exhibits thereto, as amended to the date of this Agreement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The term "PROSPECTUS" means the Base Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus. All references to the Registration Statement, Base Prospectus, preliminary prospectus or Prospectus shall include in each case the documents, if any, incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Registration Statement or the Prospectus, including any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the S-3 Registration

Statement that is deemed to be incorporated by reference in the Registration Statement.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Underwriter that:

           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by the Underwriter for use therein.

           (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except as described in the Prospectus.

           (e) This Agreement has been duly authorized, executed and delivered by the Company.

           (f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

           (g) The shares of Class A Common Stock, $0.01 par value per share, outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

           (h) The Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation or breach of any preemptive or similar rights.

           (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

           (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (n) Except as described in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (o) Except as described in the Prospectus or reserved for in the Company's financial statements, there are no costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities of the Company with the Shares registered pursuant to the Registration Statement.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants to and agrees with the Underwriter that:

           (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

           (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and, if such Selling Shareholder is an individual, a Power of Attorney appointing one or more individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein and relating to the transactions contemplated hereby and by the Registration Statement (with respect to such Selling Shareholder, the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney (if any) of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

           (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney (if any) and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

           (d) If such Selling Shareholder is an individual, the Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder. A copy of the Power of Attorney has been delivered to the Underwriter prior to the date hereof.

           (e) Delivery of the Shares represented by certificates to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York

     Uniform Commercial Code, to the Underwriter if the Underwriter has purchased such Shares without notice of an adverse claim.

           (f) Upon payment for the Shares not represented by certificates to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

           (g) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     3. AGREEMENTS TO SELL AND PURCHASE. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, to purchase from such Selling Shareholder at $61.30 a share (the "PURCHASE PRICE") the number of Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder.

     Each Selling Shareholder hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise.

     The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise.

     The restrictions contained in the two preceding paragraphs shall not apply to (A) the Shares to be sold hereunder, (B) the grant by the Company of stock options or other awards pursuant to employee incentive plans existing on the date of this Agreement that do not vest during such 90-day period, or to employees of the Company hired on or after the date of this Agreement in the ordinary course of the Company's business, (C) the issuance by the Company or the purchase by the Selling Shareholders of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (D) transactions by any person relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (E) bona fide gifts of Class A Common Stock by the Selling Shareholders, PROVIDED that no Selling Shareholder shall transfer more than an aggregate of 100,000 shares of Class A Common Stock pursuant to this clause (E), (F) transfers between any Selling Shareholder (or any member of the immediate family of any Selling Shareholder) and any trust for the direct or indirect benefit of any Selling Shareholder (or for the benefit of a member of the immediate family of any Selling Shareholder), PROVIDED that the transferee agrees to be bound by the restrictions set forth in this Section or
(G) any sale of shares of Class A Common Stock pursuant to written plans adopted pursuant to Rule 10b5-1 under the Exchange Act to the extent that such plans were implemented prior to the date hereof and that copies of such plans have been provided to the Underwriter prior to the date hereof. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock.

     4. TERMS OF PUBLIC OFFERING. The Selling Shareholders are advised by you that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (the "PUBLIC OFFERING PRICE").

     5. PAYMENT AND DELIVERY. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares to you at 10:00 a.m., New York City time, on May 19, 2004. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

     6. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

           (c) The Underwriter shall have received on the Closing Date an opinion of Ropes & Gray LLP, outside counsel for the Company and counsel to the Selling Shareholders, dated the Closing Date, in the form attached hereto as Exhibit 6(c). Such opinion shall be rendered to the Underwriter at the request of the Company and the Selling Shareholders and shall so state therein.

           (d) The Underwriter shall have received on the Closing Date an opinion of Hale and Dorr LLP, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in paragraph 2 (but only as to the second sentence thereof), paragraph 3, the third-to-last paragraph and the penultimate paragraph (but only as to the statements in the Prospectus under "Underwriter") of the opinion attached hereto as Exhibit 6(c).

           (e) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

           (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any

Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the second paragraph of Section 11 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

     9.    INDEMNITY AND CONTRIBUTION.

           (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by the Underwriter for use therein.

           (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus or the Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein. The liability of each Selling Shareholder (i) under the indemnity agreement contained in this Section 9(b), (ii) arising from such Selling Shareholder's breach of such Selling Shareholder's representations and warranties set forth in Section 2(g) hereof, and (iii) for contribution pursuant to Sections 9(e) and 9(f), shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

           (c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

           (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by Selling Shareholders that sold a majority of the Shares under this Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable under applicable law to an indemnified party or insufficient under applicable law in respect of any losses, claims, damages or liabilities referred to therein for which indemnification would otherwise have been available, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders and the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the gross proceeds (before deducting expenses) received by each Selling Shareholder and the difference between the gross proceeds received by the Underwriter from the offering of the Shares and the gross proceeds received by the Selling Shareholders. The relative fault of the Selling Shareholders and the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders and the Company or by the

     Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (f) The Company, the Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

           (g)    The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. TERMINATION. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     11. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. CONSTRUCTION. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

                                        Very truly yours,

                                        The Timberland Company


                                        By: /s/ Brian P. McKeon
                                            -------------------
                                            Name: Brian P. McKeon
                                            Title: Chief Financial Officer

                                        THE SWARTZ FOUNDATION


                                        By: /s/ John E. Beard
                                            -----------------
                                           Name: John E. Beard
                                           Title: Trustee


                                        By: Robert N. Shapiro
                                            -----------------
                                           Name: Robert N. Shapiro
                                           Title: Trustee

                                        THE SIDNEY W. SWARTZ 1982 FAMILY
                                              TRUST A FOR JEFFREY SWARTZ


                                        By: John E. Beard
                                            -------------
                                           Name: John E. Beard
                                           Title: Trustee


                                        THE SIDNEY W. SWARTZ 1982 FAMILY
                                              TRUST A FOR DAVID SWARTZ


                                        By: John E. Beard
                                            -------------
                                           Name: John E. Beard
                                           Title: Trustee


                                        THE SIDNEY W. SWARTZ 1982 FAMILY
                                              TRUST B FOR DAVID SWARTZ


                                        By: John E. Beard
                                            -------------
                                           Name: John E. Beard
                                           Title: Trustee


                                        THE SIDNEY W. SWARTZ 1982 FAMILY
                                              TRUST A FOR JULIE SWARTZ


                                        By: John E. Beard
                                            -------------
                                           Name: John E. Beard
                                           Title: Trustee

                                        THE SIDNEY W. SWARTZ 1982 FAMILY
                                              TRUST B FOR JULIE SWARTZ


                                        By: John E. Beard
                                            -------------
                                           Name: John E. Beard
                                           Title: Trustee

                                        A KINDER WORLD FOUNDATION

                                        By: David Swartz
                                            ------------
                                           Name: David Swartz
                                           Title: Trustee


                                        By: Diana Castellanos Swartz
                                            ------------------------
                                           Name: Diana Castellanos Swartz
                                           Title: Trustee


                                        By: Robert N. Shapiro
                                            -----------------
                                           Name: Robert N. Shapiro
                                           Title: Trustee

                                        THE HEARTSTONE FOUNDATION


                                        By: Julie Swartz
                                            ------------
                                           Name: Julie Swartz
                                           Title: Trustee

                                            David Swartz
                                            ------------
                                            David Swartz

Accepted as of the date hereof

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By   William Susman
  ----------------------------------
     Authorized Signatory
     Name: William Susman
     Title: Managing Director

                                                                      SCHEDULE I

                                                                      NUMBER OF
                                                                        SHARES
                            SELLING SHAREHOLDERS                      TO BE SOLD
The Swartz Foundation ..............................................  1,000,000
The Sidney W. Swartz 1982 Family Trust A for Jeffrey Swartz ........    500,000
The Sidney W. Swartz 1982 Family Trust A for David B. Swartz .......    188,564
The Sidney W. Swartz 1982 Family Trust B for David B. Swartz .......    380,326
A Kinder World Foundation ..........................................    160,735
The Sidney W. Swartz 1982 Family Trust A for Julie Swartz ..........    256,849
The Sidney W. Swartz 1982 Family Trust B for Julie Swartz ..........    576,259
The HeartStone Foundation ..........................................    160,735
David B. Swartz ....................................................     37,752
       Total .......................................................  3,261,220
                                                                     ==========

                                              EXHIBIT 6(c) TO PURCHASE AGREEMENT

                                              May 19, 2004


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
4 World Financial Center
New York, New York 10080

     Re:   Shares of Class A Common Stock of The Timberland Company

Ladies and Gentlemen:

     We have acted as counsel for The Timberland Company, a Delaware corporation (the "Company") and the selling stockholders listed on Annex I (the "Selling Stockholders"), in connection with the sale by the Selling Stockholders of 3,261,220 shares (the "Shares") of the Company's Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"). This opinion is furnished to you pursuant to Section 6(c) of the purchase agreement dated May 13, 2004 (the "Purchase Agreement"), among the Company, the Selling Stockholders and you relating to the sale of the Shares. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

     We have attended the Closing of the sale of the Shares held today. We have examined signed copies of the registration statement of the Company on Form S-3 (No. 333-112254), together with all exhibits thereto (the "Registration Statement"), all as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"); the documents filed by the Company under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Prospectus; a copy of the prospectus dated January 27, 2004 (the "Base Prospectus") and the prospectus supplement dated May 13, 2004 to the Base Prospectus filed with the Commission pursuant to Rule 424 under the Act (together with the Base Prospectus, the "Prospectus"); an executed copy of the Purchase Agreement; and such other documents as we have deemed appropriate in order to enable us to render the opinions expressed herein. Additionally, we have relied upon oral advice from the staff of the Commission to the effect that the Registration Statement became effective on February 9, 2004.

     We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the federal laws of the United States of America and, solely with respect to the opinions set forth in paragraphs 9 and 10 below, the Uniform Commercial Code of the State of New York (the "UCC"). Our opinion in the second sentence of paragraph 1 as to the foreign qualification of The Timberland Company is based solely on a certificate of good standing issued by the

Merrill Lynch & Co.                    -3-                          May 19, 2004

Secretary of State of each jurisdiction listed on Annex II, and our opinion with respect to such matters is rendered as of the dates of such certificates and is limited accordingly.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company or the Selling Stockholders, we have made inquiries to the extent we believe reasonable about such matters and have relied upon representations made by the Company and by such Selling Stockholders in the Purchase Agreement and representations made to us by one or more officers of the Company and by such Selling Stockholders. Although we have not independently verified the accuracy of such representations, we do not know of the existence or absence of any fact contradicting such representations. With respect to our opinion set forth in paragraph 4 below, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the state of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus. The Company is qualified as a foreign corporation in each jurisdiction listed on Annex II.

     2. The authorized capital stock of the Company is as set forth in the Prospectus. The Shares have been duly authorized, validly issued and fully paid and are non-assessable. The Shares were not issued in contravention of any preemptive or similar right contained in the Certificate of Incorporation or By-Laws of the Company.

     3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     4. The execution and delivery of the Purchase Agreement by the Company and each Selling Stockholder and the sale of the Shares by each such Selling Stockholder will not (i) violate the Certificate of Incorporation or By-Laws of the Company, (ii) violate the Trust Agreement of such Selling Stockholder if such Selling Stockholder is a trust, (iii) breach or result in a default by the Company under any agreement or instrument listed as an Exhibit to the Registration Statement or (iv) violate the General Corporation Law of the State of Delaware, any applicable Massachusetts or United States federal law or regulation, or any order, writ, injunction or decree specifically naming the Company, except that we express no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

     5. No authorizations or consents of any United States federal or Massachusetts governmental entity are required to permit the Selling Stockholders to sell the Shares except such as may be required under state securities or blue sky laws, as to which we express no opinion, and except for such as have been obtained under the Act.

     6. To our knowledge no holder of any security of the Company has the right to require registration of shares of Class A Common Stock of the Company in connection with the registration of the Shares.

Merrill Lynch & Co.                    -4-                          May 19, 2004

     7. The Company is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended.

     8. The Purchase Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders.

     9. With respect to Shares represented by security certificates, upon payment by the Underwriter of the purchase price in accordance with the Purchase Agreement and delivery of security certificates for such Shares being sold by the Selling Stockholders endorsed to the Underwriter and assuming that the Underwriter has no notice of an adverse claim within the meaning of Section 8-105 of the UCC, the Underwriter will acquire such Shares free of any adverse claim (as defined in Section 8-102 of the UCC).

     10. With respect to Shares held indirectly by the Selling Stockholders through Depository Trust Company or another securities intermediary, upon payment by the Underwriter of the purchase price in accordance with the Purchase Agreement and delivery of such Shares at the Underwriter's direction to Cede & Co., as nominee for Depository Trust Company or another securities intermediary for the Underwriter, indication by book entry in the records of the securities intermediary that such Shares have been credited to the Underwriter's securities account and assuming that neither the Underwriter nor any securities intermediary has notice of an adverse claim within the meaning of Section 8-105 of the UCC, the securities intermediary will acquire such Shares free of any adverse claim (as defined in Section 8-102 of the UCC), the Underwriter will acquire a security entitlement in respect of such Shares and no action based on any adverse claim (as defined in Section 8-102 of the UCC) may be asserted against the Underwriter.

     The Registration Statement became effective on February 9, 2004. We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act.

     In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and we do not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of their property is subject required to be described in the Prospectus which is not so described, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed. Further, based on such information and participation, and our review of the documents incorporated by reference in the Prospectus,

Merrill Lynch & Co.                    -5-                          May 19, 2004

nothing that has come to our attention has caused us to believe that (i) the documents incorporated by reference in the Prospectus, at the time such documents became effective or were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) as of its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement or the Prospectus or the documents incorporated by reference therein.

     The limitations inherent in the independent verification of factual matters and the nature of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectus except for those made under the captions "Description of Capital Stock," "Plan of Distribution" and "Underwriting", which accurately summarize in all material respects the provisions of the United States federal laws and the General Corporation Law of the State of Delaware, the Shares and documents referred to therein.

     Except as otherwise expressly consented to by us in writing, this opinion is solely for your benefit.

                                        Very truly yours,


                                        Ropes & Gray LLP

                                                                         Annex I

                              SELLING STOCKHOLDERS


The Swartz Foundation

The Sidney W. Swartz 1982 Family Trust A for Jeffrey Swartz

The Sidney W. Swartz 1982 Family Trust A for David Swartz

The Sidney W. Swartz 1982 Family Trust B for David Swartz

A Kinder World Foundation

The Sidney W. Swartz 1982 Family Trust A for Julie Swartz

The Sidney W. Swartz 1982 Family Trust B for Julie Swartz

The HeartStone Foundation

David B. Swartz

                                                                        Annex II

                              FOREIGN JURISDICTIONS


New Hampshire

California